EXHIBIT 99.1

Anika Reports First Quarter 2021 Financial Results

Revenue lower by 3% versus pre-COVID in prior year
Joint Preservation revenue up 55% as transformative mix shift continues
Company on track to achieve stated revenue growth in 2021

BEDFORD, Mass., May 06, 2021 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (NASDAQ: ANIK), a global joint preservation company in early intervention orthopedics, today reported financial results for its first quarter ended March 31, 2021.

First Quarter 2021 Financial Summary

  Revenue in the first quarter of 2021 was $34.3 million, lower by 3% year-over-year, compared to $35.4 million in the first quarter of 2020.
    Joint Preservation and Restoration revenue of $12.2 million, up 55%, due to full quarter results from Arthrosurface and Parcus Medical which were acquired during the first quarter of 2020 and continued momentum as COVID lifts.
    Joint Pain Management revenue of $19.3 million, lower by 24% as compared with $25.5 million, due to the impact of COVID and associated ordering patterns.
    Other revenue of $2.8 million, compared with $2.0 million, due to sale of legacy products.
    Transformative revenue mix shift continues, with Joint Preservation and Restoration representing 36% of total revenues for the quarter, compared with 22% last year.
  Gross margin was 61%, including a 12-point negative impact from $4.1 million of acquisition-related expenses.
  Net income was $2.8 million, or $0.20 per diluted share, compared to net income of $5.8 million, or $0.40 per diluted share, in the prior year. Net income this quarter benefitted from a reduction in the value of contingent consideration. Adjusted net income1 for the quarter was $0.8 million, or $0.06 per diluted share, compared to $6.5 million, or $0.45 per diluted share, in the prior year.
  Adjusted EBITDA1 for the quarter was $4.8 million, compared to $9.5 million for the first quarter of 2020.
  Net cash used for operating activities was $2.4 million. Cash, cash equivalents and investments totaled $94.6 million, compared to $98.3 million as of December 31, 2020.

1 See description of non-GAAP financial information contained in this release.

Cheryl R. Blanchard, Ph.D., Anika’s President and CEO, commented, “We are pleased with our first quarter revenue results. Despite the impact of COVID on elective procedures and related ordering patterns in Joint Pain Management, we see signs that the business is stabilizing. Due to both organic and inorganic growth, Joint Preservation and Restoration grew to 36% of total revenues and is positioned for continued expansion driven by new products and commercial execution. Even during this COVID- impacted, transformative year, we are confident in our view for 2021 of solid revenue growth, positive adjusted EBITDA and positive cash flows.”

Fiscal 2021 Outlook

Due to continued uncertainty in the global market associated with the impact of the COVID pandemic, the Company is providing directional guidance to give investors insights into its expectations for fiscal 2021. This outlook is subject to changing dynamics associated with COVID, including vaccine distribution, COVID variants and other related developments.

For 2021, the Company expects upper 20% to low 30% revenue growth in Joint Preservation and Restoration, low single-digit growth in Joint Pain Management and mid single-digit decline in its Other product family, resulting in total company high single-digit to low double-digit percent revenue growth.

Conference Call Information

Anika’s management will hold a conference call and webcast to discuss its financial results and business highlights today, Thursday, May 6, 2021 at 5:00 pm ET. The conference call can be accessed by dialing 1-800-437-2398 (toll-free domestic) or 1-856-344-9206 (international) and providing the conference ID number 6335822. A live audio webcast will be available in the Investor Relations section of Anika’s website, www.anika.com. A slide presentation with highlights from the conference call will be available in the Investor Relations section of the Anika website. A replay of the webcast will be available on Anika’s website approximately two hours after the completion of the event.

Non-GAAP Financial Information

Non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Anika strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Adjusted EBITDA

Anika presents adjusted EBITDA because management uses it as a supplemental measure in assessing the Company’s operating performance, and the Company believes that it is helpful to investors, securities analysts and other interested parties as a measure of comparative operating performance from period to period. The Company recognizes adjusted EBITDA as a commonly used measure in determining business value and as such, uses it internally to report results. It is also one of the performance metrics that determines management incentive compensation.

Adjusted EBITDA is defined by the Company as GAAP net income excluding depreciation and amortization, interest and other income (expense), income taxes, stock-based compensation expense, acquisition related costs, non-cash charges related to goodwill impairment and changes in the fair value of contingent consideration associated with the Company’s recent acquisitions as a result of the COVID pandemic, and product rationalization charges associated with certain non-core legacy products.

Adjusted Net Income and Adjusted EPS

In addition to adjusted EBITDA, the Company is reporting its first quarter 2021 results with respect to adjusted net income (net loss) and adjusted diluted Earnings (loss) per Share (EPS) with respect to adjusted net income. The Company believes that adjusted net income and adjusted diluted EPS also provide additional useful information for investors as they assess the Company’s operating performance, as they are measures that the Company evaluates regularly when assessing its own performance. Adjusted net income and adjusted diluted EPS are not calculated identically by all companies, and therefore the Company’s measurements of adjusted net income and adjusted diluted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted net income is defined by the Company as GAAP net income excluding acquisition related expenses, inclusive of the impact of purchase accounting, on a tax effected basis, and the non-cash product rationalization charges associated with certain non-core legacy products. In the context of adjusted net income, the impact of purchase accounting includes amortization of inventory step up and intangible assets recorded as part of purchase accounting for acquisition transactions. The amortized assets contribute to revenue generation, and the amortization of such assets will recur in future periods until such assets are fully amortized. These assets include the estimated fair value of certain identified assets acquired in acquisitions in 2020 and beyond, including in-process research and development, developed technology, customer relationships and acquired tradenames. As a result of COVID, the Company is also specifically excluding the impacts of goodwill impairment charges and changes in the fair value in contingent consideration associated with the acquisition transactions, each on a tax effected basis. Adjusted diluted EPS is defined by the Company as GAAP diluted EPS excluding acquisition related expenses and the impact of purchase accounting, each on a tax-adjusted per share basis, and the non-cash product rationalization charges associated with certain non-core legacy products. Again, the Company is also specifically excluding the impacts of goodwill impairment charges and changes in the fair value in contingent consideration associated with the acquisition transactions, each on a tax effected basis if applicable. The Company is reporting this financial measure to the Board of Directors in order to facilitate an appropriate assessment of the Company’s performance and the impact of the COVID pandemic.

A reconciliation of adjusted EBITDA to net income, adjusted net income to net income and adjusted diluted EPS to diluted EPS, the most directly comparable financial measures calculated and presented in accordance with GAAP, is shown in the tables at the end of this release.

About Anika
Anika Therapeutics, Inc. (NASDAQ: ANIK), is a global joint preservation company that creates and delivers meaningful advancements in early intervention orthopedic care. We partner with clinicians to understand what they need most to treat their patients and we develop minimally invasive products that restore active living for people around the world. We are committed to leading in high opportunity spaces within orthopedics, including osteoarthritis pain management, regenerative solutions, soft tissue repair and bone preserving joint technologies. Anika is headquartered in Massachusetts with operations in the United States and Europe. For more information about Anika, please visit www.anika.com.

Forward-Looking Statements

This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning the Company's expectations, anticipations, intentions, beliefs or strategies regarding the future which are not statements of historical fact, including those statements in the last sentence of the paragraph following the section captioned “First Quarter 2021 Financial Summary” related to potential future revenues, profitability, and cash flows and in the section captioned “Fiscal 2021 Outlook” related to the Company’s directional revenue expectations. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties, and other factors. The Company's actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to, (i) the Company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; (ii) the Company's ability to obtain pre-clinical or clinical data to support domestic and international pre-market approval applications, 510(k) applications, or new drug applications, or to timely file and receive FDA or other regulatory approvals or clearances of its products; (iii) that such approvals will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (iv) the Company's research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; (v) the cost effectiveness and efficiency of the Company's clinical studies, manufacturing operations, and production planning; (vi) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (vii) future determinations by the Company to allocate resources to products and in directions not presently contemplated; (viii) the Company's ability to successfully commercialize its products, in the U.S. and abroad; (ix) the Company's ability to provide an adequate and timely supply of its products to its customers; and (x) the Company's ability to achieve its growth targets. Additional factors and risks are described in the Company's periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC's website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2021	2020
Revenue	34,292	35,397
Cost of Revenue	13,318	14,200
Gross Profit	20,974	21,197

Operating expenses:
Research and development	6,361	6,050
Selling, general and administrative	18,175	14,431
Goodwill impairment	-	18,144
Change in fair value of contingent consideration	(4,820)	(24,522)
Total operating expenses	19,716	14,103
Income (loss) from operations	1,258	7,094
Interest and other income (expense), net	(43)	279
Income (loss) before income taxes	1,215	7,373
Income taxes	(1,623)	1,580
Net income (loss)	$2,838	$5,793

Net income (loss) per share:
Basic	$0.20	$0.41
Diluted	$0.20	$0.40

Weighted average common shares outstanding:
Basic	14,343	14,202
Diluted	14,435	14,353

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	March 31,	December 31,
ASSETS	2021	2020
Current assets:
Cash, cash equivalents and investments	$94,599	$98,318
Accounts receivable, net	26,509	24,102
Inventories, net	42,718	46,209
Prepaid expenses and other current assets	9,648	8,754
Total current assets	173,474	177,383
Property and equipment, net	49,131	50,613
Right-of-use assets	22,325	22,619
Other long-term assets	20,292	15,420
Intangible assets, net	88,986	91,157
Goodwill	8,045	8,413
Total assets	$362,253	$365,605

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,683	$8,984
Accrued expenses and other current liabilities	13,460	14,793
Contingent consideration	24,830	13,090
Total current liabilities	46,973	36,867
Other long-term liabilities	1,583	1,244
Contingent consideration	5,760	22,320
Deferred tax liability	10,738	11,895
Lease liabilities	20,543	20,879

Stockholders' equity:
Common stock, $0.01 par value	144	143
Additional paid-in-capital	57,281	55,355
Accumulated other comprehensive loss	(5,051)	(4,542)
Retained earnings	224,282	221,444
Total stockholders' equity	276,656	272,400
Total liabilities and stockholders' equity	$362,253	$365,605

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted EBITDA
(in thousands, except per share data)
(unaudited)
	For the Three Months Ended March 31,
in thousands, except per share data	2021	2020
Net income (loss)	$2,838	$5,793
Interest and other expense (income), net	43	(279)
(Benefit) provision for income taxes	(1,623)	1,580
Depreciation and amortization	1,721	1,673
Share-based compensation	2,259	(207)
Acquisition related expenses	-	4,155
Acquisition related intangible asset amortization	1,787	1,088
Acquisition related inventory step up	2,578	2,083
Goodwill impairment	-	18,144
Change in fair value of contingent consideration (benefit)	(4,820)	(24,522)
Adjusted EBITDA	$4,783	$9,508

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Net Income
(in thousands, except per share data)
(unaudited)
	For the Three Months Ended March 31,
in thousands, except per share data	2021	2020
Net income (loss)	$2,838	$5,793
Acquisition related expenses, tax effected	-	3,172
Acquisition related intangible asset amortization, tax effected	1,396	831
Acquisition related inventory step up	2,016	1,590
Goodwill impairment, tax effected	-	15,773
Change in fair value of contingent consideration, tax effected (benefit)	(5,498)	(20,682)
Adjusted net income	$752	$6,477

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
(per share data)
(unaudited)
	For the Three Months Ended March 31,
in thousands, except per share data	2021	2020
Diluted earnings (loss) per share (EPS)	$0.20	$0.40
Acquisition related expenses per share, tax effected	-	0.22
Acquisition related intangible asset amortization, tax effected	0.10	0.06
Acquisition related inventory step up	0.14	0.11
Goodwill impairment, tax effected	-	1.10
Change in fair value of contingent consideration, tax effected (benefit)	(0.38)	(1.44)
Adjusted diluted EPS	$0.06	$0.45

For Investor Inquiries:
Anika Therapeutics, Inc.
Mark Namaroff, 781-457-9287
Executive Director, Investor Relations and Corporate Communications
mnamaroff@anika.com